EXHIBIT 99.1

[MetaSolv Letterhead]

CEO Certification

I, James P. Janicki, Chief Executive Officer of MetaSolv, Inc. (the “Company”), hereby certify that the Company’s report on Form 10-K for the year ended December 31, 2002 as amended to date and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

/s/ James P. Janicki
James P. Janicki, Chief Executive Officer April 29, 2003

[MetaSolv Letterhead]

CFO Certification

I, Glenn A. Etherington, Chief Financial Officer of MetaSolv, Inc. (the “Company”), hereby certify that the Company’s report on Form 10-K for the year ended December 31, 2002 as amended to date and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

/s/ Glenn A. Etherington
Glenn A. Etherington Chief Financial Officer April 29, 2003